UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Associated Banc-Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Approval of Named Executive Officer Compensation March 30, 2012

Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in -K and any subsequent Form10-Q. Explanatory note: This presentation was prepared by Associated Banc—on-should read the 2012 definitive proxy statement for the 2012 Annual Meeting because it contains important and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. 1 Forward-Looking Statements Disclosure & Explanatory Note

income to common shareholders of $115 million, or $0.66 per common share, compared to a net loss to common shareholders of $30 million, or $0.18 per common share for the year ended December 31, 2010. compensation restrictions prohibited short-term incentive programs and cash bonus payments. Accordingly, for grants designed to align management with long-December 2009 and his compensation was structured subject to these restrictions. repayment in September 2011. Following such repayment, the limitations on executive compensation under The 2012 compensation program is designed to provide a balanced, competitive total compensation program performance-based culture without incenting unnecessary and excessive risk. The Committee believes the new structure demonstrates continued emphasis on good governance and compensation best practices and aligns executive incentive compensation with long-term shareholder value creation. 2 Summary

Key Decisions Made for 2012 Compensation The Committee considered the overwhelmingly supportive voting results of the non-binding shareholder proposal to approve executive compensation at the 2011 Annual Meeting of Shareholders in determining its methodology for establishing 2012 executive compensation. Following the September 2011 full repayment of TARP, the Committee had complete flexibility to structure compensation: Shifted the mix of total direct compensation of the NEOs so that the variable components, at target, will constitute the majority of total direct compensation -term performance 2/3 on long-term equity-based incentives & 1/3 on annual cash incentives Replaced share salary and time-based restricted stock awards with stock options grants and performance- Increased the amount of Associated Common Stock holdings required under the previously established stock ownership guidelines Eliminated the allowance program for business use of automobiles and the reimbursement program for golf club memberships. For 2012, the only perquisites available annually to the NEOs are an executive physical examination and financial planning services direct compensation of the CEO by approximately 15%, with base salary essentially unchanged Affirmed that none of the current NEOs would have an employment agreement 3

2012 Executive Incentive Plans 4 On January 23, 2012, the Committee approved the performance criteria for the short-term cash incentive plan, The Management Incentive Plan performance criteria established under the MIP form a matrix based on a results. The Committee believes that a return on regulatory capital measure is an important metric to assess and while EPS is a commonly recognized measure of our profitability. The actual payout will generally be determined based on the pre-established matrix indicating specific percentages of target performance based on various combinations of ROT1CE ranging from less than 5% to over 12.50%, and EPS results. 2012 budgeted financial performance. The Long Term Incentive Performance Plan criteria provides for the vesting of RSUs according to a matrix industry peer group. The actual percentage of RSUs that vest will be determined based on the pre-established matrix indicating vesting of specific percentages of the RSUs awarded based on various combinations of fully diluted EPS and TSR results. Payouts under the LTIPP range from 80% to 100% of target based on 2012 budgeted financial performance.

Effective January 1, 2012, the Committee increased the amount of Associated Common Stock holdings required to be held under the previously established stock ownership guidelines for the NEOs, other members of the Executive Committee and other key executives identified by the CEO. Common Stock to help ensure that their business decisions continue to be made in the best interests of long-term shareholder value. Ownership Guidelines 1) Holding requirement equal to 50% of all vested restricted stock granted since January 2007, net of applicable taxes, for a period of three years. 5x base salary required holding for the CEO; and 3x base salary for other executives. 5 Robust Security Ownership Guidelines Management & Board Holdings Number of Shares1 Market Value2 Director & Executive Officer Holdings 1,944,136 $27.3 million Performance-based Restricted Stock Units held by Executive Officers 236,442 $3.3 million Deferred Equivalent Units of Common Stock held by Directors3 151,391 $2.0 million Sum of Total Holdings above 2,331,969 $32.6 million 1 As of meeting record date, February 29, 2012; excludes shares issuable within 60 days of the record date; includes vested and unvested restricted stock and unvested restricted stock units 2 As of March 28, 2012, $14.06 per share; except for deferred equivalent units held by Directors 3 As of February 29, 2012, $13.24 per share

48% of total compensation paid in grants of share salary, paid at market prices, and subject to transfer restrictions which lapse annually over a three year period. 25% of total compensation paid in restricted stock. The vesting of the restricted stock was subject to the repayment of TARP and a 2-year minimum vesting period. He has not yet vested in the January 2011 grant. Mr. Flynn beneficially owned 402,045 shares of common stock, and an additional 81,919 shares of performance-based restricted stock units as of the record date of February 29, 2012. This share ownership ensures that management interests are aligned with long-term shareholder value. These holdings, including unvested RSUs, have a current market value of $6.8 million as of March 28, 2012 Mr. Flynn declined the monthly allowance for business use of an automobile and club membership fees in 2011. employee. 6 2011 CEO Employment Arrangement compensation plans to long-term prospective shareholder returns. As such, simply relying on historical measures of 3-year and 5-year absolute and relative share returns, which span before the arrival of current executive management and hearken back to the pre-crisis period, do not in 2011 marked a year of transition for Associated with increasing earnings, improved asset quality, and strong loan growth; all of which are reflective of the considerable efforts of management to turnaround and position Associated for future growth. Further, we remind shareholders that TARP restricted our flexibility to incent management and that the CEO was recruited to Associated in 2009, during a period of financial uncertainty, under a 2-year employment agreement which expired December 31, 2011. Given the subsequent repayment of TARP, the lifting of the regulatory orders, the recent increase in the 28, 2012), representing a better than 12% annualized total return for our shareholders. The Committee has revised the incentive compensation program for 2012, and as ISS points out and in the revised plans. 7 The Board recommends that shareholders vote FOR the advisory Advisory Approval Recommendation